Exhibit 99

RFM Announces Appointment of Farlin Halsey as Vice President of Product Marketing

Halsey to Direct RFM’s Product Marketing for the Emerging M2M Market

DALLAS--(BUSINESS WIRE)--M2M provider, RF Monolithics, Inc. (NASDAQ:RFMI)(“RFM” or “the Company”), today announced the election of Farlin A. Halsey, to the position of Vice President of Product Marketing. In this position Mr. Halsey will direct and expand RFM’s product marketing and its focus on customer requirements and market trends to improve customer satisfaction, return on investment and overall brand awareness.

Mr. Halsey will be responsible for providing leadership in market analysis, product requirements and product promotions. He will guide development of market-driven products, and seek to maximize brand and product awareness and increase customer satisfaction. Additionally, Mr. Halsey will work closely with Joe Andrulis, Senior Vice President and Group Manager, on the expansion of the Company’s product lines and target markets.

“The appointment of Farlin to the position of Vice President of Product Marketing reflects RFM’s commitment to leadership in the growth of the emerging M2M market,” said David M. Kirk, President and CEO of RFM. “Farlin has the depth of experience and excellent track record in developing and executing product and market growth that we need on our management team. Farlin will provide key input for the execution and optimization of all our product and marketing plans.”

Further Mr. Kirk stated, “Farlin will have overall responsibility for the marketing of all our products and solutions offerings, including low-power components, filters, frequency control modules, low-power radios, RFICs, wireless modules with a variety of supported protocols, firmware and embedded mesh software.”

Prior to joining RFM, Mr. Halsey was Vice President of Marketing and most recently Vice President of Strategy and Alliances for NovAtel, Inc., a leading original equipment manufacturer (OEM) of precision global navigation satellite system (GNSS) components and subsystems, including receivers, antennas, enclosures and firmware. Prior to NovAtel, Mr. Halsey was Vice President of Marketing for JP Mobile, a Dallas, Texas based software provider.

As an employment inducement, Mr. Halsey was granted 25,000 Restricted Stock Units (“RSUs”), which will vest annually starting on May 1, 2009 in four equal installments of 6,250 shares each.

About RFM

RFM, headquartered in Dallas, Texas, is delivering M2M around the world. Our solutions-driven, technology-enabled approach to wireless connectivity enables the next generation of wireless applications with a broad range of wireless solutions – from comprehensive industrial wireless sensor networks to high-performance enterprise asset management software – extending the Internet to communicate with billions of unconnected machines. RFM was named to M2M Magazine’s “2007 M2M 100” and “2008 M2M 100” list of the most important and influential machine-to-machine technology providers. For more information on RFM, please visit the Company’s website at www.RFM.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the strategies, plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, operation of a services business, the highly competitive market in which we operate, rapid changes in technologies that may displace products and services sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2007. We do not assume any obligation to update any information contained in this release.

CONTACT:
Media:
RFM
Sissy Toney, 972-789-3824
Director, Marketing Communications
stoney@rfm.com
or
Investor:
PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jim@prfmonline.com
or
RFM
Carol Bivings, 972-448-3767
Director, Investor Relations
bivings@rfm.com